UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by First Commonwealth Financial Corporation to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2016 (the “Original Report”), solely to include Item 5.03 of the Original Report as a referenced Item in the submission of the filing. This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Report.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2016, the Board of Directors of First Commonwealth Financial Corporation (the “Company”), approved the following amendments to the Company’s By-Laws:

•
Section 2.1 was revised to authorize the Company to hold shareholders meetings solely by means of the Internet or other electronic communications technology to the extent permitted by the Pennsylvania Business Corporation Law.

•	Section 2.4 was revised to authorize electronic delivery of notice of shareholders meetings and specify the time at which notices are deemed to be delivered.

•
Section 2.5(a)(2) was revised to increase by 30 days the period of advance notice that shareholders must provide for director nominations and other business to be brought before the annual meeting. As amended, notice must be given not earlier than the 180th day and not later than the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting.

The text of the Amended and Restated By-Laws is filed with this Report as Exhibit 3.1, and the descriptions in this Report are qualified in their entirety by reference to that exhibit.

Item 9.01     Financial Statements and Exhibits.

Number    Description

3.1	Amended and Restated By-Laws of First Commonwealth Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2016

FIRST COMMONWEALTH FINANCIAL CORPORATION

By: /s/ Teresa Ciambotti
Name: Teresa Ciambotti
Title: Senior Vice President and Controller